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                          INVESTMENT ADVISORY AGREEMENT

         AGREEMENT, dated as of April 3, 2002, by and between The Equitable Life Assurance Society of the United States, a New York stock life insurance corporation (the "Manager"), and Janus Capital Management LLC, a limited liability company organized under the laws of the State of Delaware ("Adviser").

         WHEREAS, the Manager is registered as an investment adviser under the Investment Advisers Act of 1940, as amended ("Advisers Act");

         WHEREAS, the Manager has entered into an Investment Management Agreement dated November 30, 2001 with the AXA Premier VIP Trust ("Trust") an investment company registered under the Investment Company Act of 1940, as amended ("Investment Company Act");

         WHEREAS, the Trust's shareholders are and will be primarily separate accounts maintained by insurance companies for variable life insurance policies and variable annuity contracts (the "policies") under which income, gains and losses, whether or not realized, from assets allocated to such accounts are, in accordance with the Policies, credited to or charged against such accounts without regard to other income, gains, or losses of such insurance companies; as well as other shareholders as permitted under Section 817(h) of the Internal Revenue Code of 1986, as amended ("Code"), and the rules and regulations thereunder with respect to the qualification of variable annuity contracts and variable life insurance policies as insurance contracts under the Code;

         WHEREAS, the AXA Premier VIP Large Cap Core Portfolio is a series of the Trust ("Fund");

         WHEREAS, the Adviser is registered as an investment adviser under the Advisers Act;

         WHEREAS, the Board of Trustees of the Trust and the Manager desire that the Manager retain the Adviser to render investment advisory and other services to the portion of the Fund that has been allocated to Adviser ("Allocated Portion") in the manner and on the terms hereinafter set forth;

         WHEREAS, the Manager has the authority under the Investment Management Agreement with the Trust to select advisers for each Fund of the Trust; and

         WHEREAS, the Adviser is willing to furnish such services to the Manager and the Fund;

         NOW, THEREFORE, the Manager and the Adviser agree as follows:

1.       APPOINTMENT OF ADVISER

         The Manager hereby appoints the Adviser to act as an investment adviser for the Fund, subject to the supervision and oversight of the Manager and the Trustees of the Trust, and in accordance with the terms and conditions of this Agreement. The Adviser will be an independent contractor and will have no authority to act for or represent the Trust or the Manager in any way or otherwise be deemed an agent of the Trust or the Manager except as expressly authorized in this Agreement or another writing by the Trust, the Manager and the Adviser.


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2.       ACCEPTANCE OF APPOINTMENT

         The Adviser accepts that appointment and agrees to render the services herein set forth, for the compensation herein provided.

         The assets of the Allocated Portion will be maintained in the custody of a custodian (who shall be identified by the Manager in writing). The Adviser will not have custody of any securities, cash or other assets of the Fund and will not be liable for any loss resulting from any act or omission of the custodian other than acts or omissions arising in reliance on instructions of the Adviser.


3.       SERVICES TO BE RENDERED BY THE ADVISER TO THE TRUST

         A. As investment adviser to the Fund, the Adviser will coordinate the investment and reinvestment of the assets of the Allocated Portion and determine the composition of the assets of the Allocated Portion, subject always to the supervision and control of the Manager and the Trustees of the Trust.

         B. As part of the services it will provide hereunder, the Adviser will:

                  (i) obtain and evaluate, to the extent deemed necessary and advisable by the Adviser in its discretion, pertinent economic, statistical, financial, and other information affecting the economy generally and individual companies or industries, the securities of which are included in the Allocated Portion or are under consideration for inclusion in the Allocated Portion;

                  (ii) formulate and implement a continuous investment program for the Allocated Portion;

                  (iii) take whatever steps are necessary to implement the investment program for the Allocated Portion by arranging for the purchase and sale of securities and other investments, including issuing directives to the administrator of the Trust as necessary for the appropriate implementation of the investment program of the Allocated Portion;

                  (iv) keep the Trustees of the Trust and the Manager fully informed in writing on an ongoing basis as agreed by the Manager and Adviser of all material facts concerning the investment and reinvestment of the assets in the Allocated Portion, the Adviser and its key investment personnel and operations, make regular and periodic special written reports of such additional information concerning the same as may reasonably be requested from time to time by the Manager or the Trustees of the Trust and the Adviser will attend meetings with the Manager and/or the Trustees, as reasonably requested, to discuss the foregoing;

                  (v) in accordance with procedures and methods established by the Trustees of the Trust, which may be amended from time to time, provide assistance in determining the fair value of all securities and other investments/assets in the Allocated Portion, as necessary;

                  (vi) provide any and all material composite performance information, records and supporting documentation about accounts the Adviser manages (collectively

         "Composite Information"), if appropriate, which are relevant to the Allocated Portion and that have investment objectives, policies, and strategies substantially similar to those employed by the Adviser in managing the Allocated Portion that may be reasonably necessary, under applicable laws, to allow the Fund or its agent to present information concerning Adviser's prior performance in the Trust's Prospectus and SAI (as hereinafter defined) and any permissible reports and materials prepared by the Fund or its agent; provided however that Adviser shall have no responsibility to provide Composite Information which is not readily available (i.e. subadvised fund performance gross of fees); and

                  (vii) cooperate with and provide reasonable assistance to the Manager, the Trust's administrator, the Trust's custodian and foreign custodians, the Trust's transfer agent and pricing agents and all other agents and representatives of the Trust and the Manager, keep all such persons fully informed as to such matters as they may reasonably deem necessary to the performance of their obligations to the Trust and the Manager, provide prompt responses to reasonable requests made by such persons and maintain any appropriate interfaces with each so as to promote the efficient exchange of information.

         C. In furnishing services hereunder, the Adviser shall be subject to, and shall perform in accordance with the following: (i) the Trust's Agreement and Declaration of Trust, as the same may be hereafter modified and/or amended from time to time ("Trust Declaration"); (ii) the By-Laws of the Trust, as the same may be hereafter modified and/or amended from time to time ("By-Laws");
(iii) the currently effective Prospectus and Statement of Additional Information of the Trust filed with the SEC and delivered to the Adviser, as the same may be hereafter modified, amended and/or supplemented ("Prospectus and SAI"); (iv) the Investment Company Act and the Advisers Act and the rules under each, and all other federal and state laws or regulations applicable to the Trust and the Fund; (v) the Trust's Compliance Manual and other policies and procedures adopted from time to time by the Board of Trustees of the Trust; and (vi) the written instructions of the Manager. Prior to the commencement of the Adviser's services hereunder, the Manager shall provide the Adviser with current copies of the Trust Declaration, By-Laws, Prospectus, SAI, Compliance Manual and other relevant policies and procedures that are adopted by the Board of Trustees. Any changes proposed by the Manager with respect to the Fund's investment strategy or relevant portion of the Fund's prospectus or SAI will require the prior approval of the Adviser, which shall not be unreasonably withheld. The Manager shall provide the Adviser with copies or other written notice of any amendments, modifications or supplements to any such above-mentioned document.

         D. The Adviser, at its expense, will furnish: (i) all necessary facilities and personnel, including salaries, expenses and fees of any personnel required for them to faithfully perform their duties under this Agreement; and
(ii) administrative facilities, including bookkeeping, and all equipment necessary for the efficient conduct of the Adviser's duties under this Agreement; provided, however that Adviser shall not be obligated to pay any expenses of Manager, the Trust or the Fund, including without limitation: (a) interest and taxes; (b) brokerage commissions and other costs in connection with the purchase or sale of securities or other investment instruments for the Fund; and (c) custodian fees and expenses. Any reimbursement of management fees required by any expense limitation provision and any liability arising out of a violation of Section 36(b) of the 1940 Act shall be the sole responsibility of Manager.

         E. The Adviser will select brokers and dealers to effect all portfolio transactions subject to the conditions set forth herein. The Adviser will place all necessary orders with brokers, dealers, or issuers, and will negotiate brokerage commissions, if applicable. The Adviser is directed at all times to seek to execute transactions for the Allocated Portion (i) in accordance with any written policies, practices or procedures that may be established by the Board of Trustees or the Manager from time to time and which have been provided to the Adviser or (ii) as described in the Trust's Prospectus and SAI. In placing any orders for the purchase or sale of investments for the Fund, in the name of the Allocated Portion or its nominees, the Adviser shall use its best efforts to obtain for the Allocated Portion "best execution", considering all of the circumstances, and shall maintain records adequate to demonstrate compliance with this requirement. In no instance will portfolio securities be purchased from or sold to the Adviser, or any affiliated person thereof, except in accordance with the Investment Company Act, the Advisers Act and the rules under each, and all other federal and state laws or regulations applicable to the Trust and the Fund.

         F. Subject to the appropriate policies and procedures approved by the Board of Trustees, Adviser may, to the extent authorized by Section 28(e) of the Securities Exchange Act of 1934, as amended ("Exchange Act") cause the Allocated Portion to pay a broker or dealer that provides brokerage or research services to the Manager, the Adviser and the Allocated Portion an amount of commission for effecting a Fund transaction in excess of the amount of commission another broker or dealer would have charged for effecting that transaction if the Adviser determines, in good faith, that such amount of commission is reasonable in relationship to the value of such brokerage or research services provided viewed in terms of that particular transaction or the Adviser's overall responsibilities to the Fund or its other advisory clients. To the extent authorized by Section 28(e) and the Trust's Board of Trustees, the Adviser shall not be deemed to have acted unlawfully or to have breached any duty created by this Agreement or otherwise solely by reason of such action. In addition, subject to seeking "best execution", the Manager or the Adviser may also consider sales of shares of the Trust as a factor in the selection of brokers and dealers. Subject to seeking best execution, the Board of Trustees or the Manager may direct the Adviser to effect transactions in portfolio securities through broker-dealers in a manner that will help generate resources to: (i) pay the cost of certain expenses that the Trust is required to pay or for which the Trust is required to arrange payment; or (ii) recognize broker-dealers for the sale of Fund shares.

         G. On occasions when the Adviser deems the purchase or sale of a security to be in the best interest of the Allocated Portion as well as other clients of the Adviser, the Adviser to the extent permitted by applicable laws and regulations, may, but shall be under no obligation to, aggregate the securities to be purchased or sold to attempt to obtain a more favorable price or lower brokerage commissions and efficient execution. Allocation of the securities so purchased or sold, as well as the expenses incurred in the transaction, will be made by the Adviser in the manner which the Adviser considers to be the most equitable and consistent with its fiduciary obligations to the Allocated Portion and to its other clients over time. The Manager agrees that Adviser and its affiliates may give advice and take action in the performance of their duties with respect to any of their other clients that may differ from advice given, or the timing or nature of actions taken, with respect to the Allocated Portion. The Manager also acknowledges that Adviser and its affiliates are fiduciaries to other entities, some of which have the same or similar investment objectives (and will hold the same or similar investments) as the Allocated Portion, and that Adviser will carry out its duties hereunder together with its duties under such relationships. Nothing in this Agreement shall be deemed to confer upon Adviser any obligation to purchase or to sell or to recommend for purchase or sale for the Allocated Portion any investment that Adviser, its affiliates, officers or employees may purchase or sell for its or their own account or for the account of any client, if in the sole and absolute discretion of Adviser it is for any reason impractical or undesirable to take such action or make such recommendation for the Allocated Portion.

         H. The Adviser will maintain all accounts, books and records with respect to the Allocated Portion as are required of an investment adviser of a registered investment company pursuant to the Investment Company Act and Advisers Act and the rules thereunder and shall file with the SEC all forms pursuant to Section 13 of the Exchange Act, with respect to its duties as are set forth herein; provided, however, that Adviser shall not be responsible for the preparation or filing of any other reports required of the Fund by any governmental or regulatory agency, except as expressly agreed to in writing. Adviser shall have no responsibility for any Fund accounting nor shall it be responsible to generate reports based on Fund accounting data..

         I. The Adviser will, unless and until otherwise directed by the Manager or the Board of Trustees, vote proxies with respect to the Allocated Portion's securities and exercise rights in corporate actions or otherwise in accordance with the Adviser's proxy voting guidelines, as amended from time to time, which shall be provided to the Trust and the Manager.

         J. Adviser makes no representation or warranty, express or implied, that any level of performance or investment results will be achieved by the Fund or that the Fund will perform comparably with any standard or index, including other clients of Adviser, whether public or private.

4.       COMPENSATION OF ADVISER
         The Manager will pay the Adviser an advisory fee with respect to the Allocated Portion as specified in Appendix A to this Agreement. Payments shall be made to the Adviser on or about the fifth day of each month; however, this advisory fee will be calculated daily for the Allocated Portion based on the net assets of the Allocated Portion on each day and accrued on a daily basis.

5.       LIABILITY AND INDEMNIFICATION

         A. Except as may otherwise be provided by the Investment Company Act or any other federal securities law, neither the Adviser nor any of its officers, members or employees (its "Affiliates") shall be liable for any losses, claims, damages, liabilities or litigation (including legal and other expenses) incurred or suffered by the Manager or the Trust as a result of any error of judgment or mistake of law by the Adviser or its Affiliates with respect to the Fund, except that nothing in this Agreement shall operate or purport to operate in any way to exculpate, waive or limit the liability of the Adviser or its Affiliates for, and the Adviser shall indemnify and hold harmless the Trust, the Manager, all affiliated persons thereof (within the meaning of Section 2(a)(3) of the Investment Company Act) and all controlling persons (as described in Section 15 of the Securities Act of 1933, as amended ("1933 Act")) (collectively, "Manager Indemnitees") against any and all losses, claims, damages, liabilities or litigation (including reasonable legal and other expenses) to which any of the Manager Indemnitees may become subject under the 1933 Act, the Investment Company Act, the Advisers Act, or under any other statute, at common law or otherwise arising out of or based on (i) any willful misconduct, bad faith, reckless disregard or gross negligence of the Adviser in the performance of any of its duties or obligations hereunder or (ii) any untrue statement of a material fact contained in the Prospectus and SAI, proxy materials, reports, advertisements, sales literature, or other materials pertaining to the Allocated Portion or the omission to state therein a material fact known to the Adviser which was required to be stated therein or necessary to make the statements therein not misleading, if such statement or omission was made in reliance upon information furnished to the Manager or the Trust by the Adviser Indemnitees (as defined below) for use therein.

         B. Except as may otherwise be provided by the Investment Company Act or any other federal securities law, the Manager and the Trust shall not be liable for any losses, claims, damages, liabilities or litigation (including legal and other expenses) incurred or suffered by the Adviser as a result of any error of judgment or mistake of law by the Manager with respect to the Allocated Portion, except that nothing in this Agreement shall operate or purport to operate in any way to exculpate, waive or limit the liability of the Manager for, and the Manager shall indemnify and hold harmless the Adviser, all affiliated persons thereof (within the meaning of Section 2(a)(3) of the Investment Company Act) and all controlling persons (as described in Section 15 of the 1933 Act) (collectively, "Adviser Indemnitees") against any and all losses, claims, damages, liabilities or litigation (including reasonable legal and other expenses) to which any of the Adviser Indemnitees may become subject under the 1933 Act, the Investment Company Act, the Advisers Act, or under any other statute, at common law or otherwise arising out of or based on (i) any willful misconduct, bad faith, reckless disregard or gross negligence of the Manager in the performance of any of its duties or obligations hereunder or (ii) any untrue statement of a material fact contained in the Prospectus and SAI, proxy materials, reports, advertisements, sales literature, or other materials pertaining to the Fund or the omission to state therein a material fact known to the Manager that was required to be stated therein or necessary to make the statements therein not misleading, unless such statement or omission was made in reliance upon information furnished to the Manager or the Trust.

6.       REPRESENTATIONS OF MANAGER

         The Manager represents, warrants and agrees that:

         A. The Manager has been duly authorized by the Board of Trustees of the Trust to delegate to the Adviser the provision of investment services to the Allocated Portion as contemplated hereby.

         B. The Manager has adopted a written code of ethics complying with the requirements of Rule 17j-1 under the Investment Company Act and will provide the Adviser with a copy of such code of ethics; provided, however that Adviser shall only be subject to its own written code of ethics (as provided to the Manager) and not subject to the Manager's adopted written code of ethics.

         C. The Manager is currently in compliance and shall at all times continue to comply with the requirements imposed upon the Manager by applicable law and regulations.

         D. The Manager (i) is registered as an investment adviser under the Advisers Act and will continue to be so registered for so long as this Agreement remains in effect; (ii) is not prohibited by the Investment Company Act, the Advisers Act or other law, regulation or order from performing the services contemplated by this Agreement; (iii) to the best or its knowledge, has met and will seek to continue to meet for so long as this Agreement is in effect, any other applicable federal or state requirements, or the applicable requirements of any regulatory or industry self-regulatory agency necessary to be met in order to perform the services contemplated by this Agreement; and (v) will promptly notify Adviser of the occurrence of any event that would disqualify Manager from serving as investment manager of an investment company pursuant to
Section 9(a) of the Investment Company Act or otherwise. The Manager will also promptly notify the Adviser if it is served or otherwise receives notice of any action, suit, proceeding, inquiry or investigation, at law or in equity, before or by any court, public board or body, involving the affairs of the Fund, provided, however, that routine regulatory examinations shall not be required to be reported by this provision.

         E. As permitted under the Shareholder Communications Act of 1985, as amended, Manager has elected Objecting Beneficial Owner status (restricting custodian from disclosing Fund holdings to third parties) with respect to its relationship with the custodian identified pursuant to Exhibit B. Throughout the term of this Agreement, the Manager shall maintain Objecting Beneficial Owner status and, upon written request of Adviser, shall provide written confirmation of such status.

7.       REPRESENTATIONS OF ADVISER

         The Adviser represents, warrants and agrees as follows:

         A. The Adviser (i) is registered as an investment adviser under the Advisers Act and will continue to be so registered for so long as this Agreement remains in effect; (ii) is not prohibited by the Investment Company Act, the Advisers Act or other law, regulation or order from performing the services contemplated by this Agreement; (iii) has met and will seek to continue to meet for so long as this Agreement remains in effect, any other applicable federal or state requirements, or the applicable requirements of any regulatory or industry self-regulatory agency necessary to be met in order to perform the services contemplated by this Agreement; (iv) has the authority to enter into and perform the services contemplated by this Agreement; and (v) will promptly notify Manager of the occurrence of any event that would disqualify the Adviser from serving as an investment adviser of an investment company pursuant to Section 9(a) of the Investment Company Act or otherwise. The Adviser will also promptly notify the Fund and the Manager if it is served or otherwise receives notice of any action, suit, proceeding, inquiry or investigation, at law or in equity, before or by any court, public board or body, involving the affairs of the Fund, provided, however, that routine regulatory examinations shall not be required to be reported by this provision.

         B. The Adviser has adopted a written code of ethics complying with the requirements of Rule 17j-1 under the Investment Company Act and will provide the Manager and the Board with a copy of such code of ethics, together with evidence of its adoption. Within forty-five days of the end of the last calendar quarter of each year that this Agreement is in effect, and as otherwise requested, the president, Chief Operating Officer, vice-president of the Adviser or compliance manager shall certify to the Manager that the Adviser has complied with the requirements of Rule 17j-1 during the previous year and that there has been no material violation of the Adviser's code of ethics or, if such a material violation has occurred, that appropriate action was taken in response to such violation. Upon the written request of the Manager, the Adviser shall permit the Manager, its employees or its agents to examine the reports required to be made to the Adviser by Rule 17j-1(c)(1) and all other records relevant to the Adviser's code of ethics.

         C. The Adviser has provided the Trust and the Manager with a copy of its Form ADV, which as of the date of this Agreement is its Form ADV as most recently filed with the Securities and Exchange Commission and promptly will furnish a copy of all amendments to the Trust and the Manager at least annually. Such amendments shall reflect all changes in the Adviser's organizational structure, professional staff or other significant developments affecting the Adviser, as required by the Advisers Act.

         D. The Adviser will notify the Trust and the Manager of any assignment of this Agreement or change of control of the Adviser, as applicable, and any changes in the key personnel who are either the portfolio manager(s) of the Allocated Portion or senior management of the Adviser, in each case prior to or promptly after, such change. The Adviser agrees to bear all reasonable expenses of the Trust, if any, arising out of an assignment or change in control.

         E. The Adviser agrees to maintain an appropriate level of errors and omissions or professional liability insurance coverage.

         F. The Adviser agrees that neither it, nor any of its affiliates, will knowingly in any way refer directly or indirectly to its relationship with the Trust, the Fund, the Manager or any of their respective affiliates in offering, marketing or other promotional materials without the express written consent of the Manager, except as required by rule, regulation or upon the request of a governmental authority. However, the Adviser may use the performance of the Allocated Portion in its composite performance.

8.       NON-EXCLUSIVITY

         The services of the Adviser to the Manager, the Allocated Portion and the Trust are not to be deemed to be exclusive, and the Adviser shall be free to render investment advisory or other services to others and to engage in other activities. It is understood and agreed that the directors, officers, and employees of the Adviser are not prohibited from engaging in any other business activity or from rendering services to any other person, or from serving as partners, officers, directors, trustees, or employees of any other firm or corporation.

9.       SUPPLEMENTAL ARRANGEMENTS

         The Adviser may from time to time employ or associate itself with any person it believes to be particularly suited to assist it in providing the services to be performed by such Adviser hereunder, provided that no such person shall perform any services with respect to the Allocated Portion that would constitute an assignment or require a written advisory agreement pursuant to the Investment Company Act. Any compensation payable to such persons shall be the sole responsibility of the Adviser, and neither the Manager nor the Trust shall have any obligations with respect thereto or otherwise arising under the Agreement.

10.      REGULATION

         The Adviser shall submit to all regulatory and administrative bodies having jurisdiction over the services provided pursuant to this Agreement any information, reports, or other material which any such body by reason of this Agreement may request or require pursuant to applicable laws and regulations.

11.      RECORDS

         The records relating to the services provided under this Agreement shall be the property of the Trust and shall be under its control; however, the Trust shall furnish to the Adviser such records and permit it to retain such records (either in original or in duplicate form) as it shall reasonably require in order to carry out its business. In the event of the termination of this Agreement, such other records shall promptly be returned to the Trust by the Adviser free from any claim or retention of rights therein, provided that the Adviser may retain any such records that are required by law or regulation. The Manager and the Adviser shall keep confidential any information obtained in connection with its duties hereunder and disclose such information only if the Trust has authorized such disclosure or if such disclosure is expressly required or requested by applicable federal or state regulatory authorities, or otherwise required by law.

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12.      DURATION OF AGREEMENT

         This Agreement shall become effective upon the date first above written, provided that this Agreement shall not take effect unless it has first been approved: (i) by a vote of a majority of those trustees of the Trust who are not "interested persons" (as defined in the Investment Company Act) of any party to this Agreement ("Independent Trustees"), cast in person at a meeting called for the purpose of voting on such approval, and (ii) by vote of a majority of the Fund's outstanding securities. This Agreement will continue in effect for a period more than two years from the date of its execution only so long as such continuance is specifically approved at least annually by the Board of Trustees provided that in such event such continuance shall also be approved by the vote of a majority of the Independent Trustees cast in person at a meeting called for the purpose of voting on such approval.

13.      TERMINATION OF AGREEMENT

         This Agreement may be terminated at any time, without the payment of any penalty, by the Board of Trustees, including a majority of the Independent Trustees, by the vote of a majority of the outstanding voting securities of the Fund, on sixty (60) days' written notice to the Manager and the Adviser, or by the Manager or Adviser on sixty (60) days' written notice to the Trust and the other party. This Agreement will automatically terminate, without the payment of any penalty, (i) in the event of its assignment (as defined in the Investment Company Act), or (ii) in the event the Investment Management Agreement between the Manager and the Trust is assigned (as defined in the Investment Company Act) or terminates for any other reason. This Agreement will also terminate upon written notice to the other party that the other party is in material breach of this Agreement, unless the other party in material breach of this Agreement cures such breach to the reasonable satisfaction of the party alleging the breach within thirty (30) days after written notice.

14.      USE OF ADVISER'S NAME

         The parties agree that the name of the Adviser, the names of any affiliates of the Adviser and any derivative or logo or trademark or service mark or trade name are the valuable property of the Adviser and its affiliates. The Manager and the Trust shall have the right to use such name(s), derivatives, logos, trademarks or service marks or trade names only with the prior written approval of the Adviser, which approval shall not be unreasonably withheld or delayed so long as this Agreement is in effect.

         Upon termination of this Agreement, the Manager and the Trust shall forthwith cease to use such name(s), derivatives, logos, trademarks or service marks or trade names. The Manager and the Trust agree that they will review with the Adviser any advertisement, sales literature, or notice prior to its use that makes reference to the Adviser or its affiliates or any such name(s), derivatives, logos, trademarks, service marks or trade names so that the Adviser may review the context in which it is referred to, it being agreed that the Adviser shall have no responsibility to ensure the adequacy of the form or content of such materials for purposes of the Investment Company Act or other applicable laws and regulations. If the Manager or the Trust makes any unauthorized use of the Adviser's names, derivatives, logos, trademarks or service marks or trade names, the parties acknowledge that the Adviser shall suffer irreparable harm for which monetary damages may be inadequate and thus, the Adviser shall be entitled to injunctive relief, as well as any other remedy available under law.

15.      AMENDMENTS TO THE AGREEMENT

         Except to the extent permitted by the Investment Company Act or the rules or regulations thereunder or pursuant to exemptive relief granted by the SEC, this Agreement may be amended by the parties only if such amendment, if material, is specifically approved by the vote of a majority of the outstanding voting securities of the Fund (unless such approval is not required by Section 15 of the Investment Company Act as interpreted by the SEC or its staff or unless the SEC has granted an exemption from such approval requirement) and by the vote of a majority of the Independent Trustees cast in person at a meeting called for the purpose of voting on such approval. The required shareholder approval shall be effective with respect to the Fund if a majority of the outstanding voting securities of the Fund vote to approve the amendment, notwithstanding that the amendment may not have been approved by a majority of the outstanding voting securities of any other Fund affected by the amendment or all the Funds of the Trust.

16.      ASSIGNMENT

         Any assignment (as that term is defined in the Investment Company Act) of the Agreement made by the Adviser without the prior written consent of the Trust and the Manager shall result in the automatic termination of this Agreement, as provided in Section 13 hereof. Notwithstanding the foregoing, no assignment shall be deemed to result from any changes in the directors, officers or employees of such Adviser except as may be provided to the contrary in the Investment Company Act or the rules or regulations thereunder. The Adviser agrees that it will notify the Trust and the Manager of any changes in its key employees having responsibilities with respect to the Allocated Portion, within a reasonable time thereafter.

17.      ENTIRE AGREEMENT

         This Agreement contains the entire understanding and agreement of the parties with respect to the Allocated Portion.

18.      HEADINGS

         The headings in the sections of this Agreement are inserted for convenience of reference only and shall not constitute a part hereof.

19.      NOTICES

         All notices required to be given pursuant to this Agreement shall be delivered or mailed to the address listed below of each applicable party in person or by registered or certified mail or a private mail or delivery service providing the sender with notice of receipt or such other address as specified in a notice duly given to the other parties. Notice shall be deemed given on the date delivered or mailed in accordance with this paragraph.

         For: The Equitable Life Assurance Society of the United States Patricia Louie, Vice President and Counsel
                  1290 Avenue of the Americas, 12th Floor
                  New York, New York  10104

         For:     AXA Premier VIP Trust
                  Patricia Louie, Vice President and Secretary
                  1290 Avenue of the Americas, 12th Floor
                  New York, New York  10104

         For:     General Counsel
                  Janus Capital Management LLC
                  100 Fillmore Street
                  Denver, Colorado  80206


20.      SEVERABILITY

         Should any portion of this Agreement for any reason be held to be void in law or in equity, the Agreement shall be construed, insofar as is possible, as if such portion had never been contained herein.

21.      TRUST AND SHAREHOLDER LIABILITY

         The Manager and Adviser are hereby expressly put on notice of the limitation of shareholder liability as set forth in the Agreement and Declaration of Trust of the Trust and agree that obligations assumed by the Trust pursuant to this Agreement shall be limited in all cases to the Trust and its assets, and if the liability relates to one or more series, the obligations hereunder shall be limited to the respective assets of the Fund. The Manager and Adviser further agree that they shall not seek satisfaction of any such obligation from the shareholders or any individual shareholder of the Fund, nor from the Trustees or any individual Trustee of the Trust.

22.      GOVERNING LAW

         The provisions of this Agreement shall be construed and interpreted in accordance with the laws of the State of New York, or any of the applicable provisions of the Investment Company Act. To the extent that the laws of the State of New York, or any of the provisions in this Agreement, conflict with applicable provisions of the Investment Company Act, the latter shall control.

23.      INTERPRETATION

         Any question of interpretation of any term or provision of this Agreement having a counterpart in or otherwise derived from a term or provision of the Investment Company Act shall be resolved by reference to such term or provision of the Investment Company Act and to interpretations thereof, if any, by the United States courts or, in the absence of any controlling decision of any such court, by rules, regulations or orders of the SEC validly issued pursuant to the Investment Company Act. Specifically, the terms "vote of a majority of the outstanding voting securities," "interested persons," "assignment," and "affiliated persons," as used herein shall have the meanings assigned to them by Section 2(a) of the Investment Company Act. In addition, where the effect of a requirement of the Investment Company Act reflected in any provision of this Agreement is relaxed by a rule, regulation or order of the SEC, whether of special or of general application, such provision shall be deemed to incorporate the effect of such rule, regulation or order.

24.      OBLIGATIONS OF MANAGER AND THE FUND

         Manager has provided to Adviser the information and documents listed on the attached Appendix B as applicable. Throughout the term of this Agreement, Manager shall continue to provide such information and documents to Adviser, including any amendments, updates or supplements to such information or documents, before or at the time the amendments, updates or supplements become effective as they relate to the Allocated Portion. Manager shall timely furnish Adviser with such additional information as may be reasonably necessary for or requested by Adviser to perform its responsibilities pursuant to this Agreement.



         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized officers as of the date first mentioned above.



THE EQUITABLE LIFE ASSURANCE
SOCIETY OF THE UNITED STATES                        JANUS CAPITAL MANAGEMENT LLC



By: /s/ Peter D. Noris                              By: /s/ Bonnie M. Howe
    --------------------------------                   -------------------------
    Peter D. Noris                                     Bonnie M. Howe
    Executive Vice President                           Title:  Vice President

                                   APPENDIX A
                                       TO
                          INVESTMENT ADVISORY AGREEMENT
                                      WITH
                          JANUS CAPITAL MANAGEMENT LLC


Related Portfolios                                                         Annual Advisory Fee Rate**
------------------                                                         --------------------------
LARGE CAP CORE EQUITY PORTFOLIOS, which shall consist           0.55% of the Janus Allocated Portion's average
of the following Allocated Portion and Other                    daily net assets up to and including $100 million;
Allocated Portion** (collectively referred to as                0.50% of the Janus Allocated Portion's average
"Large Cap Core Equity Portfolios"):                            daily net assets over $100 million up to and
                                                                including $500  million; and 0.45% of the Janus
AXA Premier VIP Large Cap Core Equity Portfolio*                Allocated  Portion's  average  daily  net  assets in
AXA Premier Large Cap Core Equity Fund*                         excess of $500 million
EQ/Janus Large Cap Growth Portfolio**

* Fee to be paid with respect to this Fund shall be based only on the portion of the Fund's average daily net assets advised by the Adviser, which may be referred to as the "Janus Allocated Portion."

** Other Allocated Portions are other registered investment companies (or series or portions thereof) that are managed by the Manager and advised by the Adviser, which are classified "Large Cap Core Equity Portfolios."

*** The daily advisory fee for the Related Portfolios is calculated by multiplying the aggregate net assets of the Related Portfolios at the close of the immediately preceding business day by the annual Advisory Fee Rate calculated as set forth above and then dividing the result by the number of days in the year. The daily fee applicable to each Allocated Portion is the portion of the daily advisory fee for the Related Portfolios equal to the Allocated Portion's net assets relative to the aggregate net assets of the Related Portfolios, including the Allocated Portion, used in the fee calculation.

                                   APPENDIX B
                                       TO
                          INVESTMENT ADVISORY AGREEMENT
                                      WITH
                          JANUS CAPITAL MANAGEMENT LLC


Information and documentation provided by Manager:

1.   A copy of the Fund's registration statement.
2.   Copies of the Fund's prospectus and statement of additional information.
3.   Copies of the Trust's organizational documents and Bylaws.
4.   Notice of the Fund's custodian designated to hold assets in the Fund.
5. A list of the countries approved by the Trustees in accordance with Rule 17f-5 in which Fund assets may be maintained and a list of those countries available immediately.
6. Certified copies of financial statements or reports prepared for the Trust, including the Fund, by certified or independent public accountants.
7. Copies of any financial statements or reports made by the Fund to its shareholders or to any governmental body or securities exchange.
8. Reports as to the composition of assets in the Trust, cash requirements and cash available for investment in the Fund.
9. Copies of Manager's liquidity procedures, cross-trade procedures, repurchase agreement procedures, 10f-3, 17a-7, and 17e-1 procedures and other procedures that may affect the duties of Adviser.
10.  An Internal Revenue Service Form W-9 completed by the Trust.
11.  A list of persons authorized to act on behalf of the Fund.
12. A list of "Affiliates" of the Trust, as such term is used in the 1940 Act, including all broker-dealers affiliated with the Trust.
13. Applicable Commodities Futures Trading Commission exemptions, notifications and/or related documentation.
14.  A list of established futures accounts.
15.  A Qualified Institutional Investor Certification completed by the Fund.